Exhibit 23.2




                     [LETTERHEAD OF HEIN & ASSOCIATES LLP]


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Natural Gas Services Group, Inc. on Form S-3 of our report, dated February 13, 2004 in the Annual Report of Form 10-KSB of Natural Gas Services Group, Inc. for the year ended December 31, 2003.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Dallas, Texas
February 7, 2005